Exhibit 10.1
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                         EXECUTIVE EMPLOYMENT AGREEMENT

         This Executive Employment Agreement (this "Agreement") is made and entered into as of December 30, 2004, to be effective as of January 1, 2005 (the "Effective Date"), by and between MedSolutions, Inc., a Texas corporation (the "Employer"), and Matthew H. Fleeger, an individual resident of the State of Texas (the "Executive").

                                   WITNESSETH
                                   ----------

         WHEREAS, the Executive has certain skills, experience, and abilities that are valuable to the success of the Employer's operations and future profitability;

         WHEREAS, the Employer desires to employ and retain the services of the Executive as a full time employee in the position of President and Chief Executive Officer, and the Executive desires to work for and be employed by the Employer in such positions; and

         WHEREAS, the Employer and the Executive desire to set forth the terms and conditions pursuant to which the Executive will be employed by the Employer.

         NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Article 1:        EMPLOYMENT TERM AND DUTIES

         1.01 Employment. The Employer hereby employs the Executive, and the Executive hereby accepts employment by the Employer, upon the terms and conditions set forth in this Agreement.

         1.02 Term. Unless earlier terminated as herein provided, the Executive's employment with the Employer pursuant to this Agreement shall commence on the Effective Date and shall end on the final day of the Term (as defined in this Section 1.02). For purposes of this Agreement, the "Term" shall mean a period of time commencing on the Effective Date and continuing until December 31, 2007, at which time the Term shall automatically renew for up to two (2) subsequent one year term(s) (each, an "Extension Term"), each until the next anniversary of the Expiration Date, subject to either party providing written notice to the other party of its intent not to renew the Term at least 90 days before the end of the then-current Term or Extension Term. The Extension Term(s) shall be governed by the terms and conditions set forth in this Agreement, provided that the Executive's compensation during any such Extension Term(s) may be renegotiated by the Executive and the Employer. The date on which the Term, or any subsequent renewal thereof ends, shall be the "Expiration Date".

         1.03 Duties and Services. The Executive will be employed as the President and Chief Executive Officer of the Employer at 12750 Merit Drive, Park Central VII, Suite 770, Dallas, Texas 75251, and will have such duties and



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perform such services as are customary of such  positions and those  assigned or delegated to the Executive by the Board of Directors. Subject to his suffering a Disability (as defined in Article 4 of this Agreement), the Executive will devote his business time, attention, skill, and energy to the business of the Employer and will use his best efforts to promote the success of the Employer's business.

Article 2:        COMPENSATION

         2.01 Salary. Subject to the provisions of Article 4 of this Agreement that relate to compensation of the Executive following the termination of the Employment Period (as defined in Article 8 of this Agreement), the Executive will be paid a minimum annual base salary of $200,000 (such amount, as it may be changed from time to time, is hereinafter referred to as the "Salary") for the duration of the Term and any Extension Terms. The Salary as currently in effect will automatically be increased five percent (5%) on each anniversary date of the Effective Date for the duration of the Term and any Extension Term(s). In addition, the Salary will automatically be increased to match any greater amount of base salary (i.e., excluding any amounts paid in the form of commissions, bonuses, etc.) paid to any new employee joining the Employer or other successor entity as a result of any acquisition of or by the Employer; any such automatic Salary increase shall be effective beginning as of the date on which such new employee's employment commences. The Employer shall withhold from each installment of the Salary all applicable federal, state, and local income and other payroll taxes. In the event of the termination of the Executive's employment by the Employer without Cause (as defined below) within 12 months of
(i) the consummation of a reorganization, merger or consolidation with an entity, or any other event (or series of related events) in which the persons who hold a majority of the outstanding equity securities of the Employer before such transaction do not own at least a majority of the equity securities entitled to vote to elect directors (or persons serving in a similar capacity) of the entity surviving such transaction, or (ii) a disposition of all or substantially all of the assets of the Employer, the Executive shall be entitled to a lump sum payment, the amount of which shall be determined by the Compensation Committee of the Board of Directors, but in no event shall the amount of such payment be less than the Executive's aggregate compensation from the Employer (including Salary and Benefits) during the 24-month period immediately preceding the effective date of such event or disposition.

         2.02 Bonuses. Executive shall receive a one-time bonus in the amount of $25,000 payable on April 15, 2005. Executive shall also be entitled to additional bonuses from time to time as the Employer's Board of Directors, in its sole discretion, may determine pursuant to the Employer's bonus plans or programs. Executive is currently eligible for participation in the Employer's executive target bonus program as described on Exhibit A attached hereto.

         2.03 Benefits. For the duration of the Employment Period and as otherwise set forth herein, the Executive and his dependents (if applicable), will be permitted to participate in such pension, stock option, bonus, health insurance, disability income insurance, and other employee benefit plans of the Employer that may be in effect from time to time to the extent the Executive and his dependents are eligible for participation under the terms of such plans. Notwithstanding the foregoing, the Employer shall provide the Executive with (i) disability income insurance, and (ii) health insurance benefits for the



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Executive and the member(s) of his immediate family. The Employer shall also pay to the Executive, in addition to any other benefits, a car allowance in the amount of $500 per month and in addition reimburse the Executive for fuel purchases relating to his use of a vehicle in the performance of his duties hereunder.

Article 3:        FACILITIES AND EXPENSES

         The Executive will use the office space, equipment, supplies, and such other facilities, property, and personnel as are currently being provided by the Employer for such purposes to perform his duties under this Agreement. The Employer will reimburse the Executive for reasonable expenses incurred by the Executive in the performance of his duties in accordance with the Employer's employment policies in effect from time to time; provided, however, that the Executive must file written expense reports with respect to such expenses, in accordance with the Employer's employment policies, before the Executive may receive such reimbursement.

Article 4:        TERMINATION

         4.01 Termination of Employment Period.

                  (a) Death of the Executive. The Employment Period shall terminate immediately and automatically upon the death of the Executive.

                  (b) Termination by the Employer. The Employer may terminate the Employment Period (i) immediately upon the delivery of a Notice of Termination (as defined in Section 4.01(d) of this Agreement) by the Employer to the Executive setting forth the facts that indicate that a determination has been made that the Executive has a Disability in accordance with Section 4.02 of this Agreement; (ii) immediately upon delivery of a Notice of Termination by the Employer to the Executive setting forth the facts that indicate that an event constituting Cause (as defined in Section 4.03 of this Agreement) has occurred, or on such later date as may be set forth in such Notice of Termination; or
(iii) at any time without Cause effective as of the 30th day following the delivery of a Notice of Termination by the Employer to the Executive, or on such later date as may be set forth in such Notice of Termination.

                  (c) Termination by the Executive. The Executive may terminate the Employment Period (i) immediately upon delivery of a Notice of Termination by the Executive to the Employer setting forth facts that indicate that an event constituting Good Reason (as defined in Section 4.04 of this Agreement) has occurred within the 30 days immediately prior to the date of delivery of such Notice of Termination; or (ii) at any time without Good Reason effective as of the 360th day following the delivery of a Notice of Termination by the Executive to the Employer, or on such later date as may be set forth in such Notice of Termination.

                  (d) Notice of Termination. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice (delivered in accordance with Section 7.06 herein) that indicates the specific termination provision in



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this  Agreement  upon which the person  intending  to terminate  the  Employment
Period  is  relying  and  sets  forth  in   reasonable   detail  the  facts  and
circumstances that provide a basis for termination of the Employment Period under such termination provision.

         4.02 Definition of "Disability." For purposes of this Agreement, the Executive will be deemed to have a "Disability" under any of the following conditions: (a) for physical or mental reasons, the Executive is unable to render and perform substantially and continuously the Executive's duties and services as required by this Agreement for 12 consecutive weeks, or for 16 nonconsecutive weeks during any 12-month period, or (b) the prognosis or recommendations of the Examining Doctor (as defined in this Section 4.02) are such that the Executive would be unable to render and perform substantially and continuously the Executive's duties and services under this Agreement for 12 consecutive weeks, or for 16 nonconsecutive weeks during any 12-month period. Upon the request of either party hereto following written notice to the other, the Disability of the Executive will be determined by a medical doctor (the "Examining Doctor") who shall be selected as follows: the Employer and the Executive shall each select a medical doctor, and those two medical doctors will select a third medical doctor who will be the Examining Doctor. The determination of the Examining Doctor as to whether or not the Executive has a Disability will be binding on both parties hereto. The Executive must submit to a reasonable number of examinations by the Examining Doctor, and the Executive hereby authorizes the disclosure and release to the Employer of such determination and the results of such examinations. If the Executive is not legally competent, the Executive's legal guardian or duly authorized attorney-in-fact will act in the Executive's stead under this Section 4.02 for the purposes of submitting the Executive to examinations and providing any such authorizations of disclosure.

         4.03 Definition of "Cause." For purposes of this Agreement, "Cause" shall mean: (a) the Executive's material and persistent failure to perform his duties and services in accordance with this Agreement, unless such failure is due to the Executive's Disability, or the Executive's material violation of this Agreement or any material inaccuracy of any representation or warranty of the Executive contained herein, unless, for any such failure, violation, or inaccuracy which is capable of being cured, the Executive cures such failure, violation, or inaccuracy within 30 days of the Employer providing written notice to the Executive of such failure, violation, or inaccuracy; (b) the appropriation (or attempted appropriation) of a material business opportunity of the Employer, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the Employer; (c) the theft, fraud, or embezzlement of any of the real or personal property, tangible or intangible, of the Employer or any of its Affiliates; (d) the commission of an act of fraud upon, or bad faith or willful misconduct toward, the Employer or any of its Affiliates; (e) conduct constituting gross negligence or recklessness, as determined by the Employer in its sole discretion, that is materially injurious to the Employer, a customer of the Employer, or any of the Employer's Affiliates; or (f) the conviction of or the entering of a guilty plea with respect to, a felony, the equivalent thereof, or any other crime with respect to which imprisonment is a possible punishment.

         4.04 Definition of "Good Reason." For the purposes of this Agreement, the phrase "Good Reason" means (i) the Employer's material breach of this Agreement and the Employer's failure to remedy such breach within 30 days



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following the delivery of written  notice of such breach by the Executive to the
Employer; (ii) the assignment by the Employer to the Executive, without the prior written consent of the Executive, of responsibilities or duties that are substantially different from the duties and services set forth in Section 1.03 of this Agreement; or (iii) the relocation of the Executive's office to an office located more than fifty (50) miles from 12750 Merit Drive, Park Central VII, Suite 770, Dallas, Texas 75251.

         4.05 Effect of Termination of Employment Period; Post-Termination Benefits. Upon the termination of the Employment Period in accordance with
Section 4.01 of this Agreement, the Executive's obligation to render to the Employer the services described in Section 1.03 of this Agreement shall cease (although the Term shall not terminate), and the Employer shall pay the Executive or, in the event of his death while amounts remain payable hereunder, his Designated Beneficiary (as defined in this Section 4.05), if at all, as follows:

                  (a) Termination by the Employer with Cause or by the Executive without Good Reason. If the Employment Period is terminated in accordance with
Section 4.01(b)(ii) or Section 4.01(c)(ii) of this Agreement, the Executive will be entitled to receive solely that portion of his Salary, payable in accordance with the Employer's normal payroll practices, accrued by the Executive as of the date of the termination of the Employment Period; provided, however, that the Executive shall not receive, and shall not be entitled to receive, any Salary or Benefits (except for Salary and Benefits accrued prior to the date of the termination of the Employment Period) during the remainder of the then-current Term or Extension Term following such termination, or thereafter, except as otherwise required in accordance with federal or state law or the terms of the plans governing the benefits provided hereunder.

                  (b) Termination by the Employer without Cause or by the Executive with Good Reason. If the Employment Period is terminated in accordance with Section 4.01(b)(iii) or Section 4.01(c)(i) of this Agreement, the Employer will pay to the Executive, in accordance with the Employer's normal payroll practices, the customary installments of the Salary and the Benefits that were provided to the Executive during the Employment Period, if applicable, until the Expiration Date.

                  (c) Termination upon Death or Disability. If the Employment Period is terminated in accordance with Section 4.01(a) or Section 4.01(b)(i), the Employer will pay to the disabled Executive or to the Executive's Designated Beneficiary, as the case may be, in accordance with the Employer's normal payroll practices, the customary installments of the Salary and the Benefits that were provided to the Executive during the Employment Period, if applicable, until the Expiration Date (ii) less the amount of any insurance proceeds collected or to be collected by the Executive or his Designated Beneficiary pursuant to any insurance policies for which the Employer has paid the premiums. Following such date, the Executive or the Executive's Designated Beneficiary shall have no right to receive, and the Employer shall have no further obligation to pay to the Executive, further monthly installments of Salary or Benefits. For the purposes of this Agreement, the Executive's "Designated Beneficiary" means such individual beneficiary or trust, located at such address as the Executive may designate by written notice to the Employer from time to time or, if the Executive fails to give written notice to the Employer of such a



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beneficiary,  the Executive's estate; provided,  however, that,  notwithstanding the preceding sentence, the Employer shall have no duty under any circumstances to attempt to open an estate on behalf of the Executive, to determine whether any beneficiary designated by the Executive is alive, to determine the existence of any trust, to determine whether any person or entity purporting to act as the Executive's personal representative (or the trustee of a trust established by the Executive) is duly authorized to act in that capacity, or to locate or attempt to locate any beneficiary, personal representative, or trustee. For purposes of this agreement, the primary beneficiary will be Valerie R. Fleeger and the secondary beneficiary will be Beverly L. Fleeger.

                  (d) Accrued Benefits. Unless otherwise required by this Agreement, federal or state law, or the terms of the relevant plans providing Benefits hereunder, the Executive's accrual of the Benefits pursuant to Section
2.03 hereof will cease on the date of the termination of the Employment Period, and the Executive will thereafter be entitled to accrued Benefits pursuant to such plans only as provided in such plans.

Article 5:        NON-DISCLOSURE COVENANT

         5.01 Confidential Information Defined. For the purposes of this Article 5, the phrase "Confidential Information" means any and all of the following: trade secrets concerning the business and affairs of the Employer or its Affiliates, product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current, and planned research and development, current and planned distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code, machine code, and source code), computer software and database technologies, systems, structures, and architecture (and related formulae, compositions, processes, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, and methods); information concerning the business and affairs of the Employer or its Affiliates (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training techniques and materials, however documented); and notes, analysis, compilations, studies, summaries, and other material prepared by or for the Employer or its Affiliates containing or based, in whole or in part, on any information included in the foregoing. Notwithstanding the foregoing, Confidential Information shall not include any information that the Executive demonstrates was or became generally available to the public other than as a result of a disclosure of such information by the Executive or any other person under a duty to keep such information confidential.

         5.02 Acknowledgment by the Executive.  The Executive  acknowledges that
(a) during the Employment Period and as part of his employment, the Executive will be afforded access to Confidential Information that the Employer has devoted substantial time, effort, and resources to develop and compile; (b) public disclosure of such Confidential Information would have an adverse effect on the Employer and its business; (c) the Employer would not disclose such



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information  to the  Executive,  nor employ or continue to employ the  Executive without the agreements and covenants set forth in this Article 5; and (d) the provisions of this Article 5 are reasonable and necessary to prevent the improper use or disclosure of Confidential Information.

         5.03 Maintaining Confidential Information. In consideration of the compensation and benefits to be paid or provided to the Executive by the Employer under this Agreement and the acknowledgments set forth above, the Executive, during the Employment Period, the Term, and at all times thereafter, agrees and covenants as follows:

                  (a) Employer Information. The Executive will hold in strictest confidence the Confidential Information and will not disclose it to any Person (defined below) except with the specific prior written consent of the Employer or as may be required by court order, law, government agencies with which the Employer deals in the ordinary course of its business, or except as otherwise expressly permitted by the terms of this Agreement. Any trade secrets of the Employer will be entitled to all of the protections and benefits afforded under applicable laws. If any information that the Employer deems to be a trade secret is ruled by a court of competent jurisdiction not to be a trade secret, such information will, nevertheless, be considered Confidential Information for purposes of this Agreement. The Executive hereby waives any requirement that the Employer submit proof of the economic value of any trade secret or post a bond or other security. The Executive will not remove from the Employer's premises or record (regardless of the media) any Confidential Information of the Employer or its Affiliates, except to the extent such removal or recording is necessary for the performance of the Executive's duties. The Executive acknowledges and agrees that all Confidential Information, and physical embodiments thereof, whether or not developed by the Executive, are the exclusive property of the Employer or its Affiliates, as the case may be.

                  (b) Third Party Information. The Executive recognizes that the Employer and its Affiliates have received and in the future will receive from third parties their confidential or proprietary information subject to a duty on their parts to maintain the confidentiality of such information and to use it only for certain limited purposes. The Executive agrees that he owes the Employer, its Affiliates, and such third parties, during the Employment Period and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any Person (except as necessary in carrying out his duties for the Employer consistent with the Employer's agreement with such third party) or to use it for the benefit of anyone other than for the Employer or such third party (consistent with the Employer's agreement with such third party) without the express written authorization of the Employer or its Affiliate, as the case may be.

                  (c) Returning Employer  Documents.  The Executive agrees that, at the time of the termination of the Employment Period, he will deliver to the Employer (and will not keep in his possession or deliver to any other Person) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any of the aforementioned items belonging to the Employer or any of its Affiliates, and their respective successors or assigns, regardless of whether such items are



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represented in tangible,  electronic,  digital,  magnetic or any other media. In the event of the termination of the Employment Period, the Executive agrees to sign and deliver the "Termination Certification" attached hereto as Exhibit B.

         5.04 Disputes or Controversies. The Executive recognizes that should a dispute or controversy arising from or relating to this Agreement be submitted for adjudication to any court or other third party, the preservation of the secrecy of Confidential Information may be jeopardized. All pleadings, documents, testimony, and records relating to any such adjudication will be maintained in secrecy and will be available for inspection by the Employer, the Executive, and their respective attorneys and experts, who will agree, in advance and in writing, to receive and maintain all such information in secrecy, except as may be limited by them in writing.

Article 6:        NON-COMPETITION AND NON-INTERFERENCE

         6.01 Covenants Regarding Competitive Protection. The Employer and the Executive hereby mutually agree that the nature of the Employer's business and the Executive's employment hereunder are based on the Employer's goodwill, public perception, and customer relations. Therefore, in consideration of the acknowledgments set forth in Section 5.02 herein and the compensation and benefits to be paid to the Executive pursuant to this Agreement, the Executive hereby agrees and covenants to each and all of the following:

                  (a) Noncompete. During the Restricted Period (as defined below), the Executive will not, directly or indirectly, in any capacity whatsoever, individually or on behalf of any other person or entity, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, lend the Executive's name or any similar name to, lend the Executive's credit to or render services or advice to, any business engaged or about to become engaged in the Business of the Employer, or any of its Affiliates, in the Market Area. For purposes of this Agreement, the "Business" of the Employer, or its Affiliates, includes all those businesses, products, and services that are presently or hereafter marketed by the Employer, or its Affiliates, or that are in the development stage at any time during the Employment Period; and any other business in which the Employer, or any of its Affiliates, are engaged in at any time during the Employment Period.

                  (b) Solicitation of Customers. During the Restricted Period, the Executive hereby covenants and agrees that he will not, either directly or through an Affiliate, solicit any Person that is a Current Customer (defined below) of the Employer or its Affiliates for purposes of selling products or services to such Person that are in competition with the products and services offered or sold by the Employer or its Affiliates.

                  (c) Solicitation of Employees. During the Restricted Period, the Executive hereby agrees not to employ, either directly or through an Affiliate, any current employee of the Employer or its Affiliates or any individual who was an employee of the Employer or its Affiliates at any time during Employment Period, and agrees not to solicit, or contact in any manner that could reasonably be construed as a solicitation, either directly or through



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an Affiliate,  any employee of the Employer or its Affiliates for the purpose of encouraging such employee to leave or terminate his or her employment with the Employer or its Affiliates.

                  (d) Solicitation of Vendors. During the Restricted Period, the Executive hereby agrees not to solicit, either directly or through an Affiliate, a current vendor or supplier of the Employer or its Affiliates for purposes of encouraging such vendor or supplier to cease or diminish providing products or services to the Employer or its Affiliates, or to change adversely the terms under which such vendor or supplier provides such products or services to the Employer or its Affiliates.

                  (e) Interference. During the Restricted Period, the Executive hereby agrees not to interfere with the Employer's relationship with any person who at the relevant time is an employee, contractor, supplier, or customer of the Employer or its Affiliates.

                  (f) Restricted Period. For purposes of this Section 6.01, the term "Restricted Period" means the duration of the Employment Period and until the later to occur of (i) the date that is 12 months after the termination thereof or (ii) in the event that this Agreement is terminated in accordance with Section 4.01(b)(ii) or Section 4.01(c)(ii), the Expiration Date of the then-current Term or Extension Term.

                  (g) Market Area. For purposes of this Section 6.01, the term "Market Area" means any state or province in which the Employer or its Affiliates have provided goods or services within the twelve months prior to the later of the last day of the Restricted Period or the Expiration Date.

         6.02 Scope. The Executive acknowledges and agrees that the Employer is engaged in or intends to be engaged in business throughout the United States and that the marketplace for the Employer's businesses, products and services is nationwide, and includes the states listed in Section 6.01(f) of this Agreement, and thus the geographic area, length and scope of the restrictions contained in
Section 6.01 are reasonable and necessary to protect the legitimate business interests of the Employer. The duration of the agreements contained in Section
6.01 shall be extended for the amount of any time of any violation thereof and the time, if greater, necessary to enforce such provisions or obtain any relief or damages for such violation through the court system. The Employer may, at any time on written notice approved by its Board, reduce the geographic area, length or scope of any restrictions contained in Section 6.01 and, thereafter, the Executive shall comply with the restriction as so reduced, subject to subsequent reductions. If any covenant in Section 6.01 of this Agreement is held to be unreasonable, arbitrary, or against public policy, such covenant will be considered to be divisible with respect to scope, time, and geographic area, and such lesser scope, time, or geographic area, or all of them, as an arbitrator or a court of competent jurisdiction may determine to be reasonable, not arbitrary, and not against public policy, will be effective, binding, and enforceable against the Executive. In the event of termination of the Executive's employment with the Employer for any reason, the Executive consents to the Employer communicating with the Executive's new employer, any entity in the Business or through or in connection with which the Executive is restricted hereunder, or any other party about the restrictions and obligations imposed on the Executive under this Agreement.

Article 7:        GENERAL PROVISIONS

         7.01 Injunctive Relief and Additional Remedy. The Executive acknowledges that the injury that would be suffered by the Employer as a result of a breach of the provisions of Articles 5 and 6 hereof might be irreparable and that an award of monetary damages to the Employer for such a breach would be an inadequate remedy. Consequently, the Employer will have the right, in addition to any other rights it may have, to obtain injunctive relief to restrain any breach or threatened breach or otherwise to specifically enforce the provisions of Articles 5 and 6 hereof.

         7.02 Covenants of Articles 5 and 6 are Essential and Independent Covenants. The covenants by the Executive in Articles 5 and 6 are essential elements of this Agreement, and without the Executive's agreement to comply with such covenants, the Employer would not have entered into this Agreement or employed or continued the employment of the Executive. The Employer and the Executive have independently consulted their respective counsel and have been advised in all respects concerning the reasonableness and propriety of such covenants, with specific regard to the nature of the business conducted by the Employer. If the Executive's employment hereunder expires or is terminated, this Agreement will continue in full force and effect as is necessary or appropriate to enforce the covenants and agreements of the Executive in Articles 5 and 6.

         7.03 Representations and Warranties by the Executive. The Executive represents and warrants to the Employer that (a) the Executive has never taken any action of the types set forth in Section 4.03(b) though (f) and (b) the execution and delivery by the Executive of this Agreement does not, and the performance by the Executive of the Executive's obligations hereunder will not, with or without the giving of notice or the passage of time, or both: (i) violate any judgment, writ, injunction, or order of any court, arbitrator, or governmental agency applicable to the Executive; or (ii) conflict with, result in the breach of any provisions of or the termination of, or constitute a default under, any agreement to which the Executive is a party or by which the Executive is or may be bound.

         7.04 Obligations Contingent on Performance. The obligations of the Employer hereunder, including its obligation to pay the compensation provided for herein, are contingent upon the Executive's performance of the Executive's obligations hereunder.

         7.05 Binding Effect; Delegation of Duties Prohibited. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, assigns, heirs, and legal representatives, including any entity with which the Employer may merge or consolidate or to which all or substantially all of its assets may be transferred. The covenants of the Executive under this Agreement, being personal, may not be delegated.

         7.06 Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested) or, (d) mailed by registered or certified mail, postage prepaid and return receipt requested, in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

If to Employer:            MedSolutions, Inc.
                           12750 Merit Drive
                           Park Central VII, Suite 770
                           Dallas, Texas 75251
                           Attn: Chairman of the Board
                           Facsimile: (972) 931-2550

With a copy to:            Fish & Richardson P.C.
                           5000 Bank One Center
                           1717 Main Street
                           Dallas, Texas 75201
                           Attn: Steven R. Block
                           Facsimile: (214) 747-2091

If to the Executive:       ___________________________________
                           ___________________________________
                           ___________________________________

                           Facsimile:  (___) ___ - ____


With a copy to:            ___________________________________
                           ___________________________________
                           ___________________________________

                           Facsimile: (___) ___ - ____


         7.07 Entire Agreement; Amendments. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended orally; but only by an agreement in writing signed by the parties hereto.

         7.08 Governing Law; Venue. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS RULES OR CHOICE OF LAW RULES THEREOF. VENUE FOR ANY ACTION BROUGHT HEREUNDER SHALL BE PROPER EXCLUSIVELY IN DALLAS COUNTY, TEXAS.

         7.09  Headings;  Construction.  The  headings  in  this  Agreement  are
provided  for  convenience   only  and  will  not  affect  its  construction  or
interpretation. All references to "Article," "Articles," "Section," or "Sections" refer to the corresponding Article, Articles, Section, or Sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require.

         7.10 Severability. If any provision of this Agreement is held invalid or unenforceable by an arbitrator or any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         7.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         7.12 Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

         7.13 Survival of Obligations. The obligations of the Employer and the Executive under this Agreement which by their nature may require either partial or total performance after the expiration of the Term shall survive such expiration.

         7.14 Withholding and Set Off. All payments and benefits made or provided under this Agreement shall be subject to withholding as required under applicable law. The Employer is further authorized to withhold and setoff against any such payments and benefits any amounts that the Executive may come to owe the Employer, whether as a result of any breach of this Agreement or otherwise.

         7.15 Arbitration. Any controversy or claim arising out of or relating to this Agreement, or violation of this Agreement, shall be settled by arbitration in accordance with the Rules of the American Arbitration Association, and judgment rendered by the arbitrator may be entered in any court having jurisdiction thereover. The arbitration shall be conducted in the city of the Employer's principal executive office at the time such arbitration is initiated, unless otherwise agreed by the parties thereto. The arbitrator shall be deemed to possess the power to issue mandatory orders and restraining orders in connection with such arbitration; provided, however, that nothing in this
Section 7.15 shall be construed as to deny the Employer the right and power to seek and obtain injunctive relief in a court of competent jurisdiction for any breach or threatened breach of the Employer's agreements contained in this Agreement.

Article 8:        CERTAIN DEFINITIONS

         For purposes of this Agreement, the following terms shall have the meanings indicated below:

         "Affiliate" shall mean, as to any Person, any Person controlled by, controlling, or under common control with such Person, and, in the case of a Person who is an individual, a member of the family of such individual consisting of a spouse, sibling, in-law, lineal descendant, or ancestor (including by adoption), and the spouses of any such individuals. For purposes of this definition, "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, directly or indirectly, alone or in concert with others, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of securities, by contract or otherwise, and no Person shall be deemed in control of another solely by virtue of being a director, officer or holder of voting securities of any entity. A Person shall be presumed to control any partnership of which such Person is a general partner.

         "Current Customer" shall mean any Person who is currently utilizing any product or service sold or provided by the Employer or any of its Affiliates; any Person who utilized any such product or service within the previous 12 months; and any Person with whom the Employer or any of its Affiliates is currently conducting negotiations concerning the utilization of such products or services.

         "Employment Period" shall mean the period during which the Executive has an obligation to render to the Employer all or any portion of the services described in Section 1.03 of this Agreement. The Employment Period shall in no event, however, extend past the Expiration Date.

         "Person" shall have the meaning given in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended, as modified and used in Sections 13(d)(3) and 14(d)(2) of such act.







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                                       13

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

                                    EMPLOYER:

                                    MEDSOLUTIONS, INC.


                                    By: /s/ Matthew H. Fleeger
                                    Name: Matthew H. Fleeger
                                    Title: President & CEO

                                    EXECUTIVE:


                                     /s/ Matthew H. Fleeger
                                    -----------------------
                                    [NAME]

                                    EXHIBIT A
                                    ---------

                         EXECUTIVE TARGET BONUS PROGRAM
                         ------------------------------

If the Employer's EBITDA (defined as the sum of earnings before interest expense, income tax expense, depreciation expense, and amortization expense) during any fiscal year during the Employment Period, beginning with fiscal year 2005, falls within any EBITDA target range as set forth below, the Executive shall be granted a bonus (a "Bonus") in the amount which corresponds to such target range as also set forth below. Each Bonus, if any, shall be payable to the Executive in the form of a stock option to purchase a number of shares of the Employer's common stock, par value $.001 (the "Common Stock"), equal to the amount of such Bonus at an exercise price per share of Common Stock equal to the Fair Market Value (as such term is defined in the Employer's 2002 Stock Option Plan or any successor plan thereto) of such Common Stock as of the effective date that such option is granted; provided, however, that in the event that the Executive becomes the owner of equity securities of the Employer representing more than 10% of the total combined voting power of all classes of equity securities of the Employer, the exercise price per share of Common Stock shall be equal to 110% of the Fair Market Value of such Common Stock as of the effective date that such option is granted; provided further, however, that the Executive shall have the option, in his sole discretion, to receive up to 50% of the amount of any such Bonus in the form of cash in lieu of such stock option. Any Bonus to which the Executive is entitled shall be payable within 90 days after the end of the fiscal year to which such Bonus relates.

--------------------------------------------------------------------------------
        EBITDA Target Range                            Bonus Amount
----------------- --------------------------------------------------------------
   At least:        But less than:

----------------- ----------------- --------------------------------------------
   $1,000,000         $1,100,000                          $25,000
----------------- ----------------- --------------------------------------------
   $1,100,000         $1,200,000                          $30,000
----------------- ----------------- --------------------------------------------
   $1,200,000         $1,300,000                          $35,000
----------------- ----------------- --------------------------------------------
   $1,300,000         $1,400,000                          $40,000
----------------- ----------------- --------------------------------------------
   $1,400,000         $1,500,000                          $45,000
----------------- ----------------- --------------------------------------------
   $1,500,000         $1,600,000                          $50,000
----------------- ----------------- --------------------------------------------
   $1,600,000         $1,700,000                          $55,000
----------------- ----------------- --------------------------------------------
   $1,700,000         $1,800,000                          $60,000
----------------- ----------------- --------------------------------------------
   $1,800,000         $1,900,000                          $65,000
----------------- ----------------- --------------------------------------------
   $1,900,000         $2,000,000                          $70,000
----------------- ----------------- --------------------------------------------
   $2,000,000         $2,100,000                          $75,000
----------------- ----------------- --------------------------------------------
   $2,100,000             NA        The  Executive and the Board of Directors of
                                    the Employer, or a duly authorized committee
                                    thereof,  shall  negotiate the amount of the
                                    Executive's  Bonus in good faith;  provided,
                                    however,  that such amount shall in no event
                                    be  less  than  the sum of  $75,000  plus an
                                    additional   $5,000  for  each  $100,000  of
                                    EBIDTA over $2,100,000.
----------------- ----------------- --------------------------------------------

                                    EXHIBIT B
                                    ---------

                            TERMINATION CERTIFICATION
                            -------------------------

         This is to certify that the undersigned has complied with all the terms of the Employment Agreement (the "Employment Agreement") signed by the undersigned with MedSolutions, Inc., a Texas corporation (the "Employer"). It is further certified that the undersigned does not possess, nor has the undersigned failed to return to the Executive any Confidential Information (as defined in the Employment Agreement). It is further certified that the undersigned has destroyed all tangible copies and have erased any electronic, digital, or magnetic representations or manifestations of the foregoing. The undersigned further agrees that, in compliance with the Employment Agreement, the undersigned will preserve as confidential all Confidential Information and information of third parties as provided in the Employment Agreement.


Date:______________________


                                               _________________________________
                                               [Name]